FOR IMMEDIATE RELEASE
August 7, 2025
NYSE Symbol: CPK

CHESAPEAKE UTILITIES CORPORATION REPORTS
SECOND QUARTER 2025 RESULTS

•Net income and earnings per share ("EPS")* were $23.9 million and $1.02, respectively, for the second quarter of 2025 and $74.8 million and $3.22, respectively, for the six months ended June 30, 2025
•Adjusted net income and Adjusted EPS**, which exclude transaction and transition-related expenses attributable to the acquisition and integration of Florida City Gas ("FCG"), were $24.3 million and $1.04, respectively, for the second quarter of 2025 and $75.4 million and $3.25, respectively, for the six months ended June 30, 2025
•Adjusted gross margin** growth of $16.2 million and $34.1 million, respectively, for the three- and six-month periods ended June 30, 2025 driven by natural gas organic growth and transmission expansion projects, regulatory initiatives and infrastructure programs, increased compressed natural gas, renewable natural gas and liquified natural gas services, and increased customer consumption
•Continued to execute the Company's 2025 financing plan by issuing equity and increasing debt capacity, including a $200 million long-term debt agreement in August 2025
•Re-affirming 2025 Adjusted EPS guidance of $6.15 - $6.35, which assumes a successful outcome on the FCG Depreciation Study
•The Company is increasing its 2025 capital guidance range to $375-$425 million in light of advances on various capital projects
•The Company continues to affirm 2028 EPS and 2024-2028 capital expenditure guidance

Dover, Delaware — Chesapeake Utilities Corporation (NYSE: CPK) (“Chesapeake Utilities” or the “Company”) today announced financial results for the three and six months ended June 30, 2025.

Net income for the second quarter of 2025 was $23.9 million ($1.02 per share) compared to $18.2 million ($0.82 per share) in the second quarter of 2024. Excluding transaction and transition-related expenses associated with the acquisition and integration of FCG, adjusted net income was $24.3 million, or $1.04 per share compared to $0.86 per share reported in the same prior-year period. This resulted in EPS and adjusted EPS growth of 24.4 percent and 20.9 percent, respectively, compared to the second quarter of 2024.

Adjusted earnings for the second quarter of 2025 were largely driven by contributions from regulatory initiatives and infrastructure programs, organic growth in the natural gas distribution businesses and pipeline expansion projects driven by natural gas demand and increased compressed natural gas (CNG), renewable natural gas (RNG) and liquified natural gas (LNG) services.

During the first half of 2025, net income was $74.8 million ($3.22 per share) compared to $64.4 million ($2.89 per share) in the prior-year period. Excluding the transaction and transition-related expenses, adjusted net income was $75.4 million ($3.25 per share) compared to $66.1 million ($2.96 per share) for the same period in 2024. This resulted in EPS and adjusted EPS growth of 11.4 percent and 9.8 percent, respectively, compared to the prior-year period.
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Year-to-date adjusted earnings for 2025 were primarily impacted by the factors discussed for the second quarter as well as additional adjusted gross margin from increased customer consumption experienced earlier in the year.

“Our second quarter 2025 results demonstrate yet another outstanding quarter of growth and solid execution by the team. Adjusted Gross Margin increased by 13 percent, which, alongside operational efficiency improvements, resulted in Adjusted EPS up 21 percent relative to the second quarter of 2024. This performance reinforces our ability to operate our regulated and unregulated businesses safely and efficiently to meet the rising demand for natural gas across the communities we serve,” said Jeff Householder, the Company’s Chair of the Board, President and Chief Executive Officer.

“We also continued to make significant progress within each of the three pillars of our growth strategy, starting with year-to-date capital deployment of $213 million, which enabled us to raise our full-year 2025 capital expenditure guidance by $50 million to $375 - $425 million. Our regulatory successes included resolution of all three active rate cases as well as FERC issuing a notice to proceed with site preparation work and approving updated rates for the Worcester Resiliency Upgrade project which will drive an additional $3.9 million of margin once the facility is in service. And finally, we made further strides in transforming the business for our next stage of growth as we concluded the Transition Services Agreement for FCG, expanded our debt capacity on multiple fronts and reached our target equity capitalization of 50 percent.”

Earnings and Capital Investment Guidance

The Company continues to re-affirm its 2025 EPS guidance range of $6.15 to $6.35 per share, which includes approval of the pending FCG excess depreciation filing. The Company also continues to re-affirm the 2028 EPS guidance range of $7.75 to $8.00 per share.

The Company also continues to re-affirm its capital expenditure guidance range for the five-year period ended 2028 of $1.5 billion to $1.8 billion and has increased its projected guidance range for 2025 to $375 million to $425 million given its investments to date and expected level of spending in the second half of 2025.

*Unless otherwise noted, EPS and Adjusted EPS information are presented on a diluted basis.

Non-GAAP Financial Measures

**This press release including the tables herein, include references to both Generally Accepted Accounting Principles ("GAAP") and non-GAAP financial measures, including Adjusted Gross Margin, Adjusted Net Income and Adjusted EPS. A "non-GAAP financial measure" is generally defined as a numerical measure of a company's historical or future performance that includes or excludes amounts, or that is subject to adjustments, so as to be different from the most directly comparable measure calculated or presented in accordance with GAAP. Our management believes certain non-GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period.

The Company calculates Adjusted Gross Margin by deducting the purchased cost of natural gas, propane and electricity and the cost of labor spent on direct revenue-producing activities from operating revenues. The costs included in Adjusted Gross Margin exclude depreciation and amortization and certain costs presented in operations and maintenance expenses in accordance with regulatory requirements. The Company calculates Adjusted Net Income and Adjusted EPS by deducting costs and expenses associated with significant acquisitions that may affect the comparison of period-over-period results. These non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. The Company
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believes that these non-GAAP measures are useful and meaningful to investors as a basis for making investment decisions, and provide investors with information that demonstrates the profitability achieved by the Company under allowed rates for regulated energy operations and under the Company's competitive pricing structures for unregulated energy operations. The Company's management uses these non-GAAP financial measures in assessing a business unit and Company performance. Other companies may calculate these non-GAAP financial measures in a different manner.

The following tables reconcile Gross Margin, Net Income, and EPS, all as defined under GAAP, to our non-GAAP measures of Adjusted Gross Margin, Adjusted Net Income and Adjusted EPS for each of the periods presented.

Adjusted Gross Margin

	For the Three Months Ended June 30, 2025
(in millions)	Regulated Energy	Unregulated Energy	Other Businesses and Eliminations	Total
Operating Revenues	$151.8	$47.9	$(6.9)	$192.8
Cost of Sales:
Natural gas, propane and electric costs	(34.1)	(22.9)	7.0	(50.0)
Depreciation & amortization	(16.8)	(5.1)	—	(21.9)
Operations & maintenance expenses (1)	(14.6)	(9.8)	0.4	(24.0)
Gross Margin (GAAP)	86.3	10.1	0.5	96.9
Operations & maintenance expenses (1)	14.6	9.8	(0.4)	24.0
Depreciation & amortization	16.8	5.1	—	21.9
Adjusted Gross Margin (Non-GAAP)	$117.7	$25.0	$0.1	$142.8

	For the Three Months Ended June 30, 2024
(in millions)	Regulated Energy	Unregulated Energy	Other Businesses and Eliminations	Total
Operating Revenues	$130.7	$41.4	$(5.8)	$166.3
Cost of Sales:
Natural gas, propane and electric costs	(27.4)	(18.0)	5.7	(39.7)
Depreciation & amortization	(14.7)	(3.2)	—	(17.9)
Operations & maintenance expenses (1)	(12.3)	(7.9)	—	(20.2)
Gross Margin (GAAP)	76.3	12.3	(0.1)	88.5
Operations & maintenance expenses (1)	12.3	7.9	—	20.2
Depreciation & amortization	14.7	3.2	—	17.9
Adjusted Gross Margin (Non-GAAP)	$103.3	$23.4	$(0.1)	$126.6
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	For the Six Months Ended June 30, 2025
(in millions)	Regulated Energy	Unregulated Energy	Other Businesses and Eliminations	Total
Operating Revenues	$351.4	$154.6	$(14.5)	$491.5
Cost of Sales:
Natural gas, propane and electric costs	(105.6)	(75.1)	14.4	(166.3)
Depreciation & amortization	(34.4)	(10.0)	—	(44.4)
Operations & maintenance expenses (1)	(27.9)	(19.5)	0.7	(46.7)
Gross Margin (GAAP)	183.5	50.0	0.6	234.1
Operations & maintenance expenses (1)	27.9	19.5	(0.7)	46.7
Depreciation & amortization	34.4	10.0	—	44.4
Adjusted Gross Margin (Non-GAAP)	$245.8	$79.5	$(0.1)	$325.2

	For the Six Months Ended June 30, 2024
(in millions)	Regulated Energy	Unregulated Energy	Other Businesses and Eliminations	Total
Operating Revenues	$299.1	$124.5	$(11.6)	$412.0
Cost of Sales:
Natural gas, propane and electric costs	(77.3)	(55.1)	11.5	(120.9)
Depreciation & amortization	(27.2)	(7.7)	—	(34.9)
Operations & maintenance expenses (1)	(25.0)	(16.3)	—	(41.3)
Gross Margin (GAAP)	169.6	45.4	(0.1)	214.9
Operations & maintenance expenses (1)	25.0	16.3	—	41.3
Depreciation & amortization	27.2	7.7	—	34.9
Adjusted Gross Margin (Non-GAAP)	$221.8	$69.4	$(0.1)	$291.1
(1) Operations & maintenance expenses within the condensed consolidated statements of income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under GAAP.
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Adjusted Net Income and Adjusted EPS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in millions, shares in thousands (except per share data))	2025	2024	2025	2024
Net Income (GAAP)	$23.9	$18.2	$74.8	$64.4
FCG transaction and transition-related expenses, net (1)	0.4	1.1	0.6	1.7
Adjusted Net Income (Non-GAAP)	$24.3	$19.3	$75.4	$66.1

Weighted average common shares outstanding - diluted	23,402	22,335	23,223	22,320

Earnings Per Share - Diluted (GAAP)	$1.02	$0.82	$3.22	$2.89
FCG transaction and transition-related expenses, net (1)	0.02	0.04	0.03	0.07
Adjusted Earnings Per Share - Diluted (Non-GAAP)	$1.04	$0.86	$3.25	$2.96
(1) Transaction and transition-related expenses represent non-recurring costs incurred attributable to the acquisition and integration of FCG including, but not limited to, transition services, consulting, system integration, rebranding, and legal fees.

Operating Results for the Quarters Ended June 30, 2025 and 2024

Consolidated Results

	Three Months Ended
	June 30,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$142.8	$126.6	$16.2	12.8%
Depreciation, amortization and property taxes	31.2	26.7	(4.5)	(16.9)%
Other operating expenses	60.8	57.7	(3.1)	(5.4)%
FCG transaction and transition-related expenses	0.5	1.4	0.9	NMF
Operating income	$50.3	$40.8	$9.5	23.3%

Operating income for the second quarter of 2025 was $50.3 million, an increase of $9.5 million or 23.3 percent compared to the same period in 2024. Excluding transaction and transition-related expenses associated with the acquisition and integration of FCG, operating income increased $8.6 million or 20.4 percent compared to the prior-year period. The increase in adjusted gross margin in the second quarter of 2025 was driven by incremental margin from regulatory initiatives and infrastructure programs, pipeline expansion projects, increased CNG, RNG and LNG services and natural gas organic growth. Operating expenses were driven largely by the absence of a reserve surplus amortization mechanism ("RSAM") adjustment from FCG (representing $2.3 million in the second quarter of 2024), higher depreciation attributable to growth projects and expenses associated with facilities, maintenance and outside services. These increases were partially offset by reduced payroll, benefits and other employee-related expenses compared to the prior-year period.
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Regulated Energy Segment

	Three Months Ended
	June 30,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$117.7	$103.3	$14.4	13.9%
Depreciation, amortization and property taxes	25.5	22.8	(2.7)	(11.8)%
Other operating expenses	39.9	38.6	(1.3)	(3.4)%
FCG transaction and transition-related expenses	0.5	1.4	0.9	NMF
Operating income	$51.8	$40.5	$11.3	27.9%

The key components of the increase in adjusted gross margin** are shown below:

(in millions)
Rate changes associated with recent rate case activities (1)	$4.1
Natural gas transmission service expansions, including interim services	3.9
Contributions from regulated infrastructure programs	3.7
Natural gas growth including conversions (excluding service expansions)	1.8
Changes in customer consumption	1.1
Other variances	(0.2)
Quarter-over-quarter increase in adjusted gross margin**	$14.4
(1) Includes adjusted gross margin contributions from both interim and permanent base rates. Refer to Major Projects discussion for additional information.

The major components of the increase in other operating expenses are as follows:

(in millions)
Facilities expenses, maintenance costs and outside services	$(3.1)
Payroll, benefits and other employee-related expenses	1.7
Other variances	0.1
Quarter-over-quarter increase in other operating expenses	$(1.3)

Unregulated Energy Segment

	Three Months Ended
	June 30,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$25.0	$23.4	$1.6	6.8%
Depreciation, amortization and property taxes	5.5	3.8	(1.7)	(44.7)%
Other operating expenses	21.0	19.2	(1.8)	(9.4)%
Operating income (loss)	$(1.5)	$0.4	$(1.9)	NMF

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Operating results for the second and third quarters historically have been lower due to reduced customer demand during warmer periods of the year. The impact to operating income may not align with the seasonal variations in adjusted gross margin as many of the operating expenses are recognized ratably over the course of the year.

The major components of the increase in adjusted gross margin** are shown below:

(in millions)
Propane Operations
Decreased propane customer consumption	$(1.3)
Decreased propane margins and service fees	(1.0)
CNG/RNG/LNG Transportation and Infrastructure
Increased CNG/RNG/LNG services	3.5
Aspire Energy
Increased customer consumption	0.4
Quarter-over-quarter increase in adjusted gross margin**	$1.6
The major components of the increase in other operating expenses are as follows:

(in millions)
Facilities expenses, maintenance costs and outside services	$(1.2)
Payroll, benefits and other employee-related expenses	(0.4)
Other variances	(0.2)
Quarter-over-quarter increase in other operating expenses	$(1.8)
Operating Results for the Six Months Ended June 30, 2025 and 2024
Consolidated Results

	Six Months Ended
	June 30,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$325.2	$291.1	$34.1	11.7%
Depreciation, amortization and property taxes	62.5	52.8	(9.7)	(18.4)%
Other operating expenses	124.8	115.6	(9.2)	(8.0)%
FCG transaction and transition-related expenses	0.8	2.3	1.5	NMF
Operating income	$137.1	$120.4	$16.7	13.9%

Operating income for the six months ended June 30, 2025 was $137.1 million, an increase of $16.7 million compared to the same period in 2024. Excluding transaction and transition-related expenses associated with the acquisition and integration of FCG, operating income increased $15.2 million or 12.4 percent compared to the prior-year period. The increase in adjusted gross margin in the first half of 2025 was driven by incremental margin from regulatory initiatives and infrastructure programs, increased CNG, RNG and LNG services, pipeline expansion projects, increased customer consumption resulting from year-over-year colder temperatures in our Mid-Atlantic and Ohio service territories and natural gas organic growth. These increases were partially offset by a reduced volume of off system sales and service fees and lower margins per gallon and related fees in our propane distribution business. Higher operating
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expenses were driven largely by the absence of a RSAM adjustment from FCG (representing $5.7 million during the first half of 2024), higher depreciation attributable to growth projects, increased facilities, maintenance and outside services, and increased payroll, benefits and other employee-related expenses. Additional expenses associated with insurance related costs also contributed to the increase compared to the prior-year period.

Regulated Energy Segment

	Six Months Ended
	June 30,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$245.8	$221.8	$24.0	10.8%
Depreciation, amortization and property taxes	51.4	43.8	(7.6)	(17.4)%
Other operating expenses	81.3	77.1	(4.2)	(5.4)%
FCG transaction and transition-related expenses	0.8	2.3	1.5	NMF
Operating income	$112.3	$98.6	$13.7	13.9%

The key components of the increase in adjusted gross margin** are shown below:

(in millions)
Contributions from regulated infrastructure programs	$7.1
Natural gas transmission service expansions, including interim services	6.1
Rate changes associated with recent rate case activities (1)	5.6
Natural gas growth including conversions (excluding service expansions)	4.0
Changes in customer consumption	1.8
Adjusted gross margin from off-system natural gas capacity sales	(0.7)
Other variances	0.1
Period-over-period increase in adjusted gross margin**	$24.0
(1) Includes adjusted gross margin contributions from both interim and permanent base rates. Refer to Major Projects discussion for additional information.

The major components of the increase in other operating expenses are as follows:

(in millions)
Facilities expenses, maintenance costs and outside services	$(2.4)
Insurance related costs	(0.8)
Payroll, benefits and other employee-related expenses	(0.8)
Other variances	(0.2)
Period-over-period increase in other operating expenses	$(4.2)

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Unregulated Energy Segment

	Six Months Ended June 30,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$79.5	$69.4	$10.1	14.6%
Depreciation, amortization and property taxes	11.0	9.0	(2.0)	(22.2)%
Other operating expenses	43.7	38.6	(5.1)	(13.2)%
Operating income	$24.8	$21.8	$3.0	13.8%

The major components of the increase in adjusted gross margin** are shown below:

(in millions)
Propane Operations
Increased propane customer consumption	$2.9
Decreased propane margins and service fees	(0.6)
CNG/RNG/LNG Transportation and Infrastructure
Increased CNG/RNG/LNG services	7.1
Aspire Energy
Increased customer consumption	1.0
Other variances	(0.3)
Period-over-period increase in adjusted gross margin**	$10.1
The major components of the increase in other operating expenses are as follows:

(in millions)
Payroll, benefits and other employee-related expenses	$(2.4)
Facilities expenses, maintenance costs and outside services	(2.4)
Other variances	(0.3)
Period-over-period increase in other operating expenses	$(5.1)

Forward-Looking Statements
Matters included in this release may include forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements. Please refer to the Safe Harbor for Forward-Looking Statements in the Company’s 2024 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the second quarter of 2025 for further information on the risks and uncertainties related to the Company’s forward-looking statements.
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Conference Call
Chesapeake Utilities (NYSE: CPK) will host a conference call on Friday, August 8, 2025, at 8:30 a.m. Eastern Time to discuss the Company’s financial results for the three and six months ended June 30, 2025. To listen to the Company’s conference call via live webcast, please visit the Events & Presentations section of the Investors page on www.chpk.com. For investors and analysts that wish to participate by phone for the question and answer portion of the call, please use the following dial-in information:

Toll-free: 800.579.2543
International: 785.424.1789
Conference ID: CPKQ225

A replay of the presentation will be made available on the previously noted website following the conclusion of the call.

About Chesapeake Utilities Corporation
Chesapeake Utilities Corporation is a diversified energy delivery company, listed on the New York Stock Exchange. Chesapeake Utilities Corporation offers sustainable energy solutions through its natural gas transmission and distribution, electricity generation and distribution, propane gas distribution, mobile compressed natural gas utility services and solutions, and other businesses.

For more information, contact:

Beth W. Cooper
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Corporate Secretary
302.734.6022

Michael D. Galtman
Senior Vice President and Chief Accounting Officer
302.217.7036

Lucia M. Dempsey
Head of Investor Relations
347.804.9067

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Financial Summary Highlights

Key variances between the second quarter of 2024 and 2025 included:

(in millions, except per share data)	Pre-tax Income	Net Income	Earnings Per Share
Second Quarter of 2024 Adjusted Results (1)	$26.4	$19.3	$0.86

Change in Adjusted Gross Margins:
Rate changes associated with recent rate case activities (2)	4.1	3.0	0.13
Natural gas transmission service expansions, including interim services (2)	3.9	2.9	0.12
Contributions from regulated infrastructure programs (2)	3.7	2.7	0.11
Increased CNG/RNG/LNG services	3.5	2.5	0.11
Natural gas growth (excluding service expansions)	1.8	1.3	0.06
Decreased propane margins and service fees	(1.0)	(0.7)	(0.03)
	16.0	11.7	0.50

(Increased) Decreased Operating Expenses (Excluding Natural Gas, Propane, and Electric Costs):
Depreciation, amortization and property tax costs	(4.5)	(3.3)	(0.14)
Facilities expenses, maintenance costs and outside services	(4.3)	(3.1)	(0.13)
Payroll, benefits and other employee-related expenses	1.3	1.0	0.04
	(7.5)	(5.4)	(0.23)

Interest charges	(1.0)	(0.7)	(0.03)
Increase in shares outstanding due to 2024 and 2025 equity offerings (3)	—	—	(0.05)
Net other changes	(0.6)	(0.6)	(0.01)
	(1.6)	(1.3)	(0.09)
Second Quarter of 2025 Adjusted Results (1)	$33.3	$24.3	$1.04
(1) Transaction and transition-related expenses attributable to the acquisition and integration of FCG have been excluded from the Company’s non-GAAP measures of adjusted net income and adjusted EPS. See reconciliations above for a detailed comparison to the related GAAP measures.
(2) Refer to Major Projects and Initiatives table for additional information.
(3) Reflects the impact of common shares issued under the DRIP and ATM program.

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Key variances between the six months ended June 30, 2024 and June 30, 2025 included:

(in millions, except per share data)	Pre-tax Income	Net Income	Earnings Per Share
Six months ended June 30, 2024 Adjusted Results (1)	$90.1	$66.1	$2.96

Change in Adjusted Gross Margins:
Increased CNG/RNG/LNG services	7.1	5.2	0.22
Contributions from regulated infrastructure programs (2)	7.1	5.2	0.22
Natural gas transmission service expansions, including interim services (2)	6.1	4.5	0.19
Changes in customer consumption	5.7	4.2	0.18
Rate changes associated with recent rate case activities (2)	5.6	4.1	0.18
Natural gas growth including conversions (excluding service expansions)	4.0	2.9	0.13
Decreased service fees and off system sales	(0.7)	(0.5)	(0.02)
Decreased propane margins and service fees	(0.6)	(0.4)	(0.02)
	34.3	25.2	1.08

Increased Operating Expenses (Excluding Natural Gas, Propane, and Electric Costs):
Depreciation, amortization and property taxes	(9.7)	(7.1)	(0.30)
Facilities expenses, maintenance costs and outside services	(4.8)	(3.5)	(0.15)
Payroll, benefits and other employee-related expenses	(3.2)	(2.3)	(0.10)
Credit, collections and customer service	(0.4)	(0.3)	(0.01)
	(18.1)	(13.2)	(0.56)

Interest charges	(2.1)	(1.5)	(0.07)
Increase in shares outstanding due to 2024 and 2025 equity offerings (3)	—	—	(0.13)
Net other changes	(1.2)	(1.2)	(0.03)
	(3.3)	(2.7)	(0.23)
Six months ended June 30, 2025 Adjusted Results (1)	$103.0	$75.4	$3.25
(1) Transaction and transition-related expenses attributable to the acquisition and integration of FCG have been excluded from the Company’s non-GAAP measures of adjusted net income and adjusted EPS. See reconciliations above for a detailed comparison to the related GAAP measures.
(2) Refer to Major Projects and Initiatives table for additional information.
(3) Reflects the impact of common shares issued under the DRIP and ATM program.

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Recently Completed and Ongoing Major Projects and Initiatives

The Company continuously pursues and develops additional projects and regulatory initiatives to serve existing and new customers, further grow its businesses and earnings, and increase shareholder value. The following table includes all major projects and initiatives that are currently underway or recently completed. The Company's practice is to add incremental margin associated with new projects and regulatory initiatives to this table once negotiations or details are substantially final and/or the associated earnings can be estimated. Major projects and initiatives that have generated consistent year-over-year adjusted gross margin contributions are removed from the table at the beginning of the next calendar year.

The related descriptions of projects and initiatives that accompany the table include only new items and/or items where there have been significant developments, as compared to the Company's prior quarterly filings. A comprehensive discussion of all projects and initiatives reflected in the table below can be found in the Company's second quarter 2025 Quarterly Report on Form 10-Q.

	Adjusted Gross Margin
	Three Months Ended		Six Months ended		Year Ended	Estimate for
	June 30,		June 30,		December 31,	Fiscal
(in millions)	2025	2024	2025	2024	2024	2025	2026
Pipeline Expansions:
St. Cloud / Twin Lakes Expansion	$0.8	$0.2	$0.9	$0.3	$0.6	$2.8	$3.8
Wildlight	0.5	0.2	1.0	0.4	1.5	3.0	4.3
Newberry	0.6	0.1	1.2	0.1	1.4	2.6	2.6
Worcester Resiliency Upgrade	—	—	—	—	—	—	10.2
Boynton Beach	0.9	—	1.4	—	—	3.0	3.4
New Smyrna Beach	0.3	—	0.3	—	—	1.6	2.6
Central Florida Reinforcement	0.3	—	0.6	—	0.1	2.6	4.3
Warwick	0.5	—	1.0	—	0.4	1.9	1.9
Renewable Natural Gas Supply Projects	0.5	—	0.5	—	—	2.5	4.6
Miami Inner Loop	—	—	—	—	—	2.8	7.6
Duncan Plains	—	—	—	—	—	—	—
Total Pipeline Expansions	4.4	0.5	6.9	0.8	4.0	22.8	45.3

CNG/RNG/LNG Transportation and Infrastructure	6.9	3.5	13.9	6.9	16.4	22.0	22.7

Regulatory Initiatives:
Florida GUARD program	1.7	0.9	3.2	1.5	3.6	6.9	9.9
FCG SAFE Program	2.2	0.7	3.9	1.1	3.8	8.5	12.0
Capital Cost Surcharge Programs	1.4	0.8	2.9	1.6	3.2	5.7	7.1
Electric Storm Protection Plan	1.5	0.7	2.6	1.3	3.2	5.9	8.8
Maryland Rate Case	0.6	—	0.6	—	—	2.0	3.5
Delaware Rate Case (1)	1.4	—	2.2	—	0.6	4.0	6.1
Electric Rate Case (1)	2.1	—	2.8	—	0.3	7.1	8.6
Total Regulatory Initiatives	10.9	3.1	18.2	5.5	14.7	40.1	56.0

Total	$22.2	$7.1	$39.0	$13.2	$35.1	$84.9	$124.0

(1) Includes adjusted gross margin attributable to interim rates during 2024 and 2025. See additional information provided below.

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14-14-14-14
Detailed Discussion of Major Projects and Initiatives

Pipeline Expansions

Worcester Resiliency Upgrade
In August 2023, Eastern Shore filed an application with the Federal Energy Regulatory Commission ("FERC") requesting authorization to construct the Worcester Resiliency Upgrade, which consists of a mixture of storage and transmission facilities in Sussex County, Delaware and Wicomico, Worcester, and Somerset Counties in Maryland. The project will provide long-term incremental supply necessary to support the growing demand of the participating shippers. In January 2025, the FERC approved the project, and construction is expected to be complete in the second quarter of 2026.

In June 2025, Eastern Shore filed a limited amended application with the FERC requesting that it issue an order authorizing revised initial transportation rates for the project. The revised rates were requested to address increased capital costs being incurred related to unanticipated changes in global markets and supply chains. Eastern Shore requested expedited action by the FERC in relation to this matter and an approved order was issued in July 2025. The project is expected to generate $10.2 million in adjusted gross margin in 2026 and $17.6 million in 2027 and thereafter.

East Coast Reinforcement Projects (Boynton Beach and New Smyrna Beach)
In December 2023, Peninsula Pipeline filed a petition with the Florida Public Service Commission ("PSC") for approval of its Transportation Service Agreements with Florida Public Utilities Company ("FPU") for projects that will support additional supply to communities on the East Coast of Florida. The projects are driven by the need for increased supply to coastal portions of the state that are experiencing significant population growth. Peninsula Pipeline will construct several pipeline extensions which will support FPU’s distribution system in the areas of Boynton Beach and New Smyrna Beach with an additional 15,000 Dts/day and 3,400 Dts/day, respectively. The Florida PSC approved the projects in March 2024. New Smyrna Beach was placed into service during May 2025 and construction is projected to be complete for Boynton Beach in the fourth quarter of 2025.

Central Florida Reinforcement Projects (Plant City and Lake Mattie)
In February 2024, Peninsula Pipeline filed a petition with the Florida PSC for approval of its Transportation Service Agreements with FPU for projects that will support additional supply to communities located in Central Florida. The projects are driven by the need for increased supply to communities in central Florida that are experiencing significant population growth. Peninsula Pipeline will construct several pipeline extensions which will support FPU’s distribution system around the Plant City and Lake Mattie areas of Florida with an additional 5,000 Dts/day and 8,700 Dts/day, respectively. The Florida PSC approved the projects in May 2024. The Plant City project was completed in the fourth quarter of 2024, and the Lake Mattie project went into service in July 2025.

Renewable Natural Gas Supply Projects
In February 2024, Peninsula Pipeline filed a petition with the Florida PSC for approval of Transportation Service Agreements with FCG for projects that will support the transportation of additional renewable energy supply to FCG. The projects, located in Florida’s Brevard, Indian River and Miami-Dade counties, will bring renewable natural gas produced from local landfills into FCG’s natural gas distribution system. Peninsula Pipeline will construct several pipeline extensions which will support FCG's distribution system in Brevard County, Indian River County, and Miami-Dade County. Benefits of these projects include increased gas supply to serve expected FCG growth, strengthened system reliability and additional system flexibility. The Florida PSC approved the petition at its July 2024 meeting with the projects estimated to be completed in the first half of 2026.

Miami Inner Loop Pipeline Projects
In September 2024, Peninsula Pipeline filed a petition with the Florida PSC for approval of the Transportation Service Agreement with FCG for a series of projects that will enhance the infrastructure in
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15-15-15-15
Miami-Dade county. The proposed expansion consists of the development of several pipeline projects to support growth and support FCG's distribution system in the area and also enhance FCG's ability to obtain gas from various access points in the Miami-Dade county area. The expansion was approved in February 2025 and the projects are expected to be in service in the third quarter of 2025.

Duncan Plains Pipeline Project
In July 2025, Aspire Energy Express entered into an agreement with American Electric Power to construct and operate an intrastate natural gas pipeline in central Ohio to serve a new fuel-cell facility, which will provide on-site electric power to a data center. This new transmission infrastructure is expected to be in service in the first half of 2027.

Regulatory Initiatives

Maryland Natural Gas Rate Case
In January 2024, the Company's natural gas distribution businesses in Maryland, CUC-Maryland Division, Sandpiper Energy, Inc., and Elkton Gas Company (collectively, the “Maryland natural gas distribution businesses”) filed a joint application for a natural gas rate case with the Maryland PSC. In connection with the application, the Company sought approval of the following: (i) permanent rate relief of approximately $6.9 million with a return on equity ("ROE") of 11.5 percent; (ii) authorization to make certain changes to tariffs to include a unified rate structure and to consolidate the Maryland natural gas distribution businesses; and (iii) authorization to establish a rider for recovery of the costs associated with the Company's new technology systems. In August 2024, the Maryland natural gas distribution businesses, the Maryland Office of People's Counsel (the "Maryland OPC") and PSC staff reached a settlement which provided for, among other things, an increase in annual base rates of $2.6 million. In September 2024, the Maryland Public Utility Judge issued an order approving the related settlement agreement in part. The $2.6 million increase in annual base rates was approved and the Company filed a Phase II filing in November 2024 to determine rate design across the Maryland natural gas distribution businesses, consolidation of the applicable tariffs and recovery of technology costs. The hearing was held in March 2025, during which Phase II was approved, including an additional $0.9 million in revenue requirement, for a total cumulative increase of $3.5 million. A final order was issued in April 2025 and included approval of the consolidation of the operations and the assets of CUC-Maryland Division, Sandpiper Energy, and Elkton Gas into one entity which was renamed and will operate as Chesapeake Utilities of Maryland, Inc.

Maryland Natural Gas Depreciation Study
In January 2024, the Company's natural gas distribution businesses in Maryland filed a joint petition for approval of its proposed unified depreciation rates with the Maryland PSC. A settlement among the Company, PSC staff and the Maryland OPC was reached and the final order approving the related settlement agreement went into effect in July 2024, with new depreciation rates effective as of January 1, 2023. The approved depreciation rates resulted in an annual reduction in depreciation expense of approximately $1.2 million.

Delaware Natural Gas Rate Case
In August 2024, the Company's Delaware natural gas division filed an application for a natural gas rate case with the Delaware PSC seeking approval of the following: (i) permanent rate relief of approximately $12.1 million with a ROE of 11.5 percent; (ii) proposed changes to depreciation rates which were part of a depreciation study also submitted with the filing; and (iii) authorization to make certain changes to tariffs. Annualized interim rates were approved by the Delaware PSC in the amount of $2.5 million and became effective in October 2024. A settlement among the Company, PSC staff and the Delaware Division of the Public Advocate was reached and approved by the Delaware PSC in June 2025 providing an annual revenue increase of $6.1 million, as well as dividing the rate case into two phases. Rates set to recover the approved components of the increase were effective in March 2025. Phase II of the rate case which will address tariff-related changes including rate design began in July 2025.

FPU Electric Rate Case
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16-16-16-16
In August 2024, the Company's Florida Electric division filed a petition with the Florida PSC seeking a general base rate increase of $12.6 million with a ROE of 11.3 percent based on a 2025 projected test year. Annualized interim rates of approximately $1.8 million were approved with an effective date of November 1, 2024. In March 2025, the Florida PSC approved the permanent rate increase, but the order was subsequently protested. In May 2025, the Company reached a settlement agreement with the interested parties to resolve all outstanding issues in its current base rate case, which was filed as a joint motion for approval with the Florida PSC. This settlement which was approved by the Florida PSC in July 2025, provides for a total revenue increase of approximately $8.6 million on an annual basis, with $1.0 million of the increase deferred from the first year's base rate increase and recovered over three years. A step up rate increase was also approved for up to $0.7 million, upon completion of the purchase and refurbishment of certain substations, which is expected in December 2026.

Other Major Factors Influencing Adjusted Gross Margin

Weather and Consumption
Weather was not a significant factor to adjusted gross margin in the second quarter of 2025 compared to the same period in 2024.

For the six months ended June 30, 2025, increased customer consumption, which includes the effects of colder weather conditions, largely in our Ohio and Delmarva service areas, compared to the prior-year period resulted in a $5.7 million increase in adjusted gross margin.
The following table summarizes HDD and CDD variances from the 10-year average HDD/CDD ("Normal") for the three and six months ended June 30, 2025 and 2024.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	Variance	2025	2024	Variance
Delmarva Peninsula
Actual HDD	291	319	(28)	2,501	2,281	220
10-Year Average HDD ("Normal")	373	387	(14)	2,519	2,608	(89)
Variance from Normal	(82)	(68)		(18)	(327)
Florida
Actual HDD	30	41	(11)	610	511	99
10-Year Average HDD ("Normal")	42	41	1	525	511	14
Variance from Normal	(12)	—		85	—
Florida City Gas
Actual HDD	10	17	(7)	310	231	79
10-Year Average HDD ("Normal")	13	12	1	234	239	(5)
Variance from Normal	(3)	5		76	(8)
Ohio
Actual HDD	687	478	209	3,774	3,137	637
10-Year Average HDD ("Normal")	624	631	(7)	3,425	3,596	(171)
Variance from Normal	63	(153)		349	(459)
Florida
Actual CDD	1,115	1,115	—	1,304	1,296	8
10-Year Average CDD ("Normal")	978	978	—	1,195	1,195	—
Variance from Normal	137	137		109	101
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17-17-17-17

Natural Gas Distribution Growth
The average number of residential customers served on the Delmarva Peninsula increased by approximately 4.4 percent and 4.2 percent, for the three and six months ended June 30, 2025, respectively, while the Company's Florida natural gas distribution service territories increased by approximately 2.9 percent and 3.0 percent, for the three and six months ended June 30, 2025, respectively.

The details of the adjusted gross margin increase are provided in the following table:

	Three Months Ended		Six Months Ended
	June 30, 2025		June 30, 2025
(in millions)	Delmarva Peninsula	Florida	Delmarva Peninsula	Florida
Customer Growth:
Residential	$0.3	$0.7	$0.9	$1.8
Commercial and industrial	0.1	0.7	0.2	1.1
Total Customer Growth	$0.4	$1.4	$1.1	$2.9

Capital Investment Growth and Capital Structure Updates

The Company's capital expenditures were $212.8 million for the six months ended June 30, 2025. The following table shows a range of the forecasted 2025 capital expenditures by segment and by business line:

	2025
(in millions)	Low	High
Regulated Energy:
Natural gas distribution	$145.0	$155.0
Natural gas transmission	155.0	175.0
Electric distribution	35.0	45.0
Total Regulated Energy	335.0	375.0
Unregulated Energy:
Propane distribution	10.0	15.0
Energy transmission	10.0	12.0
Other unregulated energy	13.0	15.0
Total Unregulated Energy	33.0	42.0
Other:
Corporate and other businesses	7.0	8.0
Total 2025 Forecasted Capital Expenditures	$375.0	$425.0

The capital expenditure projection is subject to continuous review and modification. Actual capital requirements may vary from the above estimates due to a number of factors, including changing political and economic conditions, supply chain disruptions, capital delays that are greater than currently anticipated, customer growth in existing areas, regulation, new growth or acquisition opportunities and availability of capital. During the second quarter of 2025, the Company increased its projected guidance range for 2025 and now expects a range of between $375.0 million to $425.0 million given its investments to date and expected level of spending in the second half of 2025.

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18-18-18-18
The Company's target ratio of equity to total capitalization, including short-term borrowings, is between 50 and 60 percent. The Company's equity to total capitalization ratio, including short-term borrowings, was approximately 50 percent as of June 30, 2025.
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19-19-19-19
Chesapeake Utilities Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
(in millions, except shares (thousands) and per share data)
Operating Revenues
Regulated Energy	$151.8	$130.7	$351.4	$299.1
Unregulated Energy	47.9	41.4	154.6	124.5
Other Businesses and Eliminations	(6.9)	(5.8)	(14.5)	(11.6)
Total Operating Revenues	192.8	166.3	491.5	412.0
Operating Expenses
Regulated natural gas and electricity costs	34.1	27.4	105.6	77.3
Unregulated propane and natural gas costs	15.9	12.3	60.7	43.6
Operations	54.9	52.3	112.9	103.9
Maintenance	6.0	5.6	11.4	11.5
Depreciation and amortization	21.9	17.9	44.4	34.9
Other taxes	9.2	8.6	18.6	18.1
FCG transaction and transition-related expenses	0.5	1.4	0.8	2.3
Total operating expenses	142.5	125.5	354.4	291.6
Operating Income	50.3	40.8	137.1	120.4
Other income, net	0.4	1.0	1.0	1.2
Interest charges	17.8	16.8	35.9	33.8
Income Before Income Taxes	32.9	25.0	102.2	87.8
Income taxes	9.0	6.8	27.4	23.4
Net Income	$23.9	$18.2	$74.8	$64.4

Weighted Average Common Shares Outstanding:
Basic	23,307	22,284	23,133	22,267
Diluted	23,402	22,335	23,223	22,320

Earnings Per Share of Common Stock:
Basic	$1.03	$0.82	$3.23	$2.89
Diluted	$1.02	$0.82	$3.22	$2.89

Adjusted Net Income and Adjusted Earnings Per Share
Net Income (GAAP)	$23.9	$18.2	$74.8	$64.4
FCG transaction and transition-related expenses, net (1)	0.4	1.1	0.6	1.7
Adjusted Net Income (Non-GAAP)**	$24.3	$19.3	$75.4	$66.1

Earnings Per Share - Diluted (GAAP)	$1.02	$0.82	$3.22	$2.89
FCG transaction and transition-related expenses, net (1)	0.02	0.04	0.03	0.07
Adjusted Earnings Per Share - Diluted (Non-GAAP)**	$1.04	$0.86	$3.25	$2.96
(1) Transaction and transition-related expenses represent costs incurred attributable to the acquisition and integration of FCG including, but not limited to, transition services, consulting, system integration, rebranding and legal fees.
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20-20-20-20

Chesapeake Utilities Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)

Assets	June 30, 2025	December 31, 2024
(in millions, except shares and per share data)
Property, Plant and Equipment
Regulated Energy	$2,789.2	$2,661.8
Unregulated Energy	482.2	463.7
Other Businesses and Eliminations	37.7	29.9
Total property, plant and equipment	3,309.1	3,155.4
Less: Accumulated depreciation and amortization	(600.3)	(567.6)
Plus: Construction work in progress	199.2	148.1
Net property, plant and equipment	2,908.0	2,735.9
Current Assets
Cash and cash equivalents	1.5	7.9
Trade and other receivables	89.1	80.0
Less: Allowance for credit losses	(5.0)	(3.3)
Trade and other receivables, net	84.1	76.7
Accrued revenue	26.9	37.8
Propane inventory, at average cost	6.7	8.9
Other inventory, at average cost	18.4	18.0
Regulatory assets	20.8	23.9
Storage gas prepayments	3.6	3.8
Income taxes receivable	10.7	6.8
Prepaid expenses	16.4	17.3
Derivative assets, at fair value	0.3	0.6
Other current assets	2.9	2.6
Total current assets	192.3	204.3
Deferred Charges and Other Assets
Goodwill	507.7	507.7
Other intangible assets, net	14.0	15.0
Investments, at fair value	15.9	14.4
Derivative assets, at fair value	0.1	0.1
Operating lease right-of-use assets	9.6	10.5
Regulatory assets	76.1	77.4
Receivables and other deferred charges	14.1	11.7
Total deferred charges and other assets	637.5	636.8
Total Assets	$3,737.8	$3,577.0

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21-21-21-21
Chesapeake Utilities Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)

Capitalization and Liabilities	June 30, 2025	December 31, 2024
(in millions, except shares and per share data)
Capitalization
Stockholders’ equity
Preferred stock, par value $0.01 per share (authorized 2,000,000 shares), no shares issued and outstanding	$—	$—
Common stock, par value $0.4867 per share (authorized 50,000,000 shares)	11.4	11.1
Additional paid-in capital	896.4	830.5
Retained earnings	594.1	550.3
Accumulated other comprehensive loss	(2.8)	(1.7)
Deferred compensation obligation	12.5	9.8
Treasury stock	(12.5)	(9.8)
Total stockholders’ equity	1,499.1	1,390.2
Long-term debt, net of current maturities	1,249.6	1,261.7
Total capitalization	2,748.7	2,651.9
Current Liabilities
Current portion of long-term debt	25.5	25.5
Short-term borrowing	245.3	196.5
Accounts payable	69.1	78.3
Customer deposits and refunds	48.1	45.7
Accrued interest	4.9	4.8
Dividends payable	16.0	14.7
Accrued compensation	12.2	23.9
Regulatory liabilities	16.1	16.1
Derivative liabilities, at fair value	0.2	—
Other accrued liabilities	22.4	13.9
Total current liabilities	459.8	419.4
Deferred Credits and Other Liabilities
Deferred income taxes	315.7	296.1
Regulatory liabilities	185.9	184.0
Environmental liabilities	2.8	2.2
Other pension and benefit costs	14.3	13.2
Derivative liabilities, at fair value	1.2	0.1
Operating lease - liabilities	8.0	8.7
Deferred investment tax credits and other liabilities	1.4	1.4
Total deferred credits and other liabilities	529.3	505.7
Environmental and other commitments and contingencies (1)
Total Capitalization and Liabilities	$3,737.8	$3,577.0
(1) Refer to Note 6 and 7 in the Company's Quarterly Report on Form 10-Q for further information.
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22-22-22-22
Chesapeake Utilities Corporation and Subsidiaries
Distribution Utility Statistical Data (Unaudited)

	For the Three Months Ended June 30, 2025			For the Three Months Ended June 30, 2024
	Delmarva NG Distribution	Florida Natural Gas Distribution	FPU Electric Distribution	Delmarva NG Distribution	Florida Natural Gas Distribution	FPU Electric Distribution
Operating Revenues (in millions)
Residential	$18.1	$27.4	$11.9	$15.9	$24.2	$11.3
Commercial and Industrial	10.0	48.3	10.3	10.3	43.7	12.1
Other (1)	(1.9)	10.4	4.0	(2.9)	4.6	(0.9)
Total Operating Revenues	$26.2	$86.1	$26.2	$23.3	$72.5	$22.5

Volumes (in Dts for natural gas and MWHs for electric)
Residential	788,353	960,135	73,256	823,378	952,940	71,226
Commercial and Industrial	2,049,542	11,814,935	87,551	2,248,283	12,917,289	95,646
Other	62,650	1,553,304	—	58,603	2,042,895	—
Total	2,900,545	14,328,374	160,807	3,130,264	15,913,124	166,872

Average Customers
Residential	105,402	211,084	26,061	100,964	205,112	25,762
Commercial and Industrial	8,477	17,333	7,518	8,367	17,037	7,359
Other	24	128	—	25	110	—
Total	113,903	228,545	33,579	109,356	222,259	33,121

	For the Six Months Ended June 30, 2025			For the Six Months Ended June 30, 2024
	Delmarva NG Distribution	Florida Natural Gas Distribution	FPU Electric Distribution	Delmarva NG Distribution	Florida Natural Gas Distribution	FPU Electric Distribution
Operating Revenues (in millions)
Residential	$64.9	$60.8	$24.1	$51.7	$54.6	$22.7
Commercial and Industrial	32.2	99.4	19.8	27.9	94.2	22.9
Other (1)	(3.3)	20.8	5.5	(4.6)	7.5	(3.1)
Total Operating Revenues	$93.8	$181.0	$49.4	$75.0	$156.3	$42.5

Volumes (in Dts for natural gas and MWHs for electric)
Residential	3,888,137	2,453,587	154,259	3,261,532	2,393,318	143,247
Commercial and Industrial	6,005,850	24,461,538	171,835	5,675,456	26,017,468	183,473
Other	152,738	3,266,012	—	147,701	4,372,644	—
Total	10,046,725	30,181,137	326,094	9,084,689	32,783,430	326,720

Average Customers
Residential	105,003	210,362	26,014	100,749	204,305	25,733
Commercial and Industrial	8,501	17,308	7,488	8,382	17,015	7,365
Other	26	128	—	25	105	—
Total	113,530	227,798	33,502	109,156	221,425	33,098

(1) Operating Revenues from "Other" sources include unbilled revenue, under (over) recoveries of fuel cost, conservation revenue, other miscellaneous charges, fees for billing services provided to third parties and adjustments for pass-through taxes.